SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2022

J.B. HUNT TRANSPORT SERVICES, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Arkansas	0-11757	71-0335111
(State or other Jurisdiction of Incorporation or Organization	Commission File Number	(IRS Employer Identification No.)

615 J.B. Hunt Corporate Drive Lowell, Arkansas	72745	(479) 820-0000
(Address of Principal Executive Offices)	(Zip Code)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JBHT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07.         SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

Our Annual Meeting of Stockholders was held on April 28, 2022. Proxies for the meeting were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934. The following three matters were included in our proxy dated March 24, 2022 and were voted upon at the annual meeting. Final vote tabulations are indicated below:

1.	To elect Directors for a term of one (1) year:

	For	Against	Abstain	Non Votes
Douglas G. Duncan	90,962,793	3,501,061	39,299	5,052,758
Francesca M. Edwardson	92,089,349	2,373,383	40,421	5,052,758
Wayne Garrison	87,993,063	6,487,976	22,114	5,052,758
Sharilyn S. Gasaway	90,097,686	4,366,840	38,627	5,052,758
Gary C. George	87,737,632	6,739,362	26,159	5,052,758
Thad Hill	91,910,129	2,438,743	154,281	5,052,758
J. Bryan Hunt, Jr.	84,594,244	9,771,626	137,283	5,052,758
Gale V. King	92,405,839	1,941,565	155,750	5,052,758
John N. Roberts, III	92,595,361	1,884,467	23,325	5,052,758
James L. Robo	85,298,449	9,165,198	39,506	5,052,758
Kirk Thompson	88,988,462	5,490,968	23,723	5,052,758

2.	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers:

For	91,417,950
Against	2,989,504
Abstain	95,699
Non Votes	5,052,758

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2022 calendar year:

For	99,253,049
Against	63,255
Abstain	239,608
Non Votes	-

No additional business or other matters came before the meeting or any adjournment thereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the 29th day of April 2022.

J.B. HUNT TRANSPORT SERVICES, INC.

By:	/s/ John N. Roberts, III
John N. Roberts, III President and Chief Executive Officer (Principal Executive Officer)

By:	/s/ John Kuhlow
John Kuhlow Chief Financial Officer, Executive Vice President (Principal Financial Officer)